Exhibit 99.1

For Immediate Release

AVERY DENNISON ANNOUNCES

THIRD QUARTER 2015 RESULTS

➢           3Q15 Reported and Adjusted EPS of $0.87

➢           3Q15 Net sales declined approximately 6 percent to $1.47 billion

➢           Net sales up approximately 5 percent on organic basis

➢           RBIS transformation underway; targeting accelerated growth and margin expansion to achieve previously communicated 2018 financial goals

➢           Repurchased 1.9 million shares for $109 million and paid $100 million in dividends in the first nine months of 2015

➢           Updated FY15 Reported EPS guidance to $2.80 to $2.90, reflecting increase in estimated restructuring charges

➢           Narrowed range of full year guidance for adjusted EPS to $3.30 to $3.40

GLENDALE, Calif., October 29, 2015 – Avery Dennison Corporation (NYSE:AVY) today announced preliminary, unaudited results for its third quarter ended October 3, 2015. All non-GAAP financial measures referenced in this document are reconciled to GAAP in the attached tables. Unless otherwise indicated, the discussion of the company’s results is focused on its continuing operations, and comparisons are to the same period in the prior year.

“I’m happy to report another strong quarter, keeping us on track to achieve our financial targets for the year,” said Dean Scarborough, Avery Dennison chairman and CEO. “Sales growth for both of our core businesses was within our long-term target range, driving total company organic growth of five percent, with 160 basis points of margin expansion.

“Our Pressure-sensitive Materials segment once again delivered strong results, reflecting the continued execution of our strategy to leverage our scale and strengths in innovation, quality, and service across the entire portfolio,” Scarborough added. “Retail Branding and Information Solutions also made solid progress in the quarter, in terms of both top-line growth and margin improvement, with particular strength in radio-frequency identification products. The team has begun to execute a new strategy to accelerate growth in the core business through a more competitive, faster, and simpler model that will better serve the needs of our customers in all segments of the market.

“Overall, I’m pleased with the progress our team has made. We delivered double-digit growth in adjusted earnings per share, in spite of challenging economic conditions in many parts of the world and significant headwinds from currency translation. I remain confident that the consistent execution of our strategies, including the RBIS transformation, will enable us to meet our long-term goals for superior value creation through a balance of profitable growth and capital discipline.”

For more details on the company’s results, see the summary table accompanying this news release, as well as the supplemental presentation materials, “Third Quarter 2015 Financial Review and Analysis,” posted on the company’s website at www.investors.averydennison.com, and furnished to the SEC on Form 8-K.

Third Quarter 2015 Results by Segment

All references to sales reflect comparisons on an organic basis, which exclude the estimated impact of currency translation, product line exits, acquisitions and divestitures, and, where applicable, the extra week in the prior fiscal year. Adjusted operating margin refers to income before interest expense and taxes, excluding restructuring costs and other items, as a percentage of sales.

Pressure-sensitive Materials (PSM)

•    PSM sales increased approximately 5 percent. Within the segment, sales in both Label and Packaging Materials and combined Graphics and Performance Tapes increased mid-single digits.

•    Operating margin improved 190 basis points to 12.0 percent as the impact of productivity initiatives, higher volume and favorable product mix, and the net benefit from price and raw material input costs more than offset higher employee-related costs. Adjusted operating margin improved 180 basis points.

Retail Branding and Information Solutions (RBIS)

•    RBIS sales were up approximately 4 percent.

•    Operating margin increased 140 basis points to 6.8 percent as the impact of productivity initiatives and higher volume more than offset higher employee-related costs. Adjusted operating margin increased 120 basis points.

Other

Share Repurchases

The company repurchased 0.8 million shares in the third quarter of 2015 at an aggregate cost of $47 million.

Income Taxes

The third quarter effective tax rate was 30 percent. The adjusted tax rate for the third quarter was 34 percent, consistent with the anticipated full year tax rate in the low to mid-thirty percent range.

Cost Reduction Actions

In the third quarter, the company realized $21 million in pre-tax savings from restructuring, net of transition costs, and incurred pre-tax restructuring charges of $7 million, approximately three-quarters of which represent cash costs.

For full year 2015, the company now estimates that it will realize more than $70 million in pre-tax savings from restructuring, net of transition costs, and incur pre-tax restructuring charges of approximately $65 million, most of which will represent cash costs. This estimate represents an approximately $10 million increase in the company’s previous guidance for total restructuring charges for the year, as a result of further cost reduction actions planned as part of the business model transformation underway within RBIS.

The new strategy for RBIS is focused on accelerating growth through a more regionally-driven business model that is more competitive, faster, and less complex. To achieve these objectives, the company is implementing a multi-year plan to streamline decision-making and eliminate management layers, while further consolidating its manufacturing footprint, to reduce costs across the global organization.

Combined with other recent actions, the company currently anticipates 2016 pre-tax savings, net of transition costs, of approximately $60 million from restructuring actions within RBIS. The execution of these actions will allow the business to be more competitive in the less differentiated segments of the market, facilitating the achievement of RBIS’ previously communicated financial targets, including an operating margin of ten to eleven percent by 2018.

Outlook

In its supplemental presentation materials, “Third Quarter 2015 Financial Review and Analysis,” the company provides a list of factors that it believes will contribute to its 2015 financial results. Based on the factors listed and other assumptions, the company has updated its previous guidance for 2015 earnings per share, narrowing the range and reducing the midpoint by $0.07 to $2.80 to $2.90, reflecting an increase in estimated restructuring charges.

Excluding an estimated $0.50 per share for restructuring costs and other items, the company has narrowed its expectations for adjusted (non-GAAP) earnings per share to $3.30 to $3.40, with no change to the midpoint of the range.

Note: Throughout this release and the supplemental presentation materials, amounts on a per share basis reflect fully diluted shares outstanding.

About Avery Dennison

Avery Dennison (NYSE:AVY) is a global leader in labeling and packaging materials and solutions. The company’s applications and technologies are an integral part of products used in every major market and industry. With operations in more than 50 countries and over 25,000 employees worldwide, Avery Dennison serves customers with insights and innovations that help make brands more inspiring and the world more intelligent. Headquartered in Glendale, California, the company reported sales from continuing operations of $6.3 billion in 2014.  Learn more at www.averydennison.com.

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“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this document are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements, and financial or other business targets, are subject to certain risks and uncertainties. Actual results and trends may differ materially from historical or anticipated results depending on a variety of factors, including but not limited to risks and uncertainties relating to the following: fluctuations in demand affecting sales to customers; worldwide and local economic conditions; fluctuations in currency exchange rates and other risks associated with foreign operations, including in emerging markets; the financial condition and inventory strategies of customers; changes in customer preferences; fluctuations in cost and availability of raw materials; our ability to generate sustained productivity improvement; our ability to achieve and sustain targeted cost reductions; the impact of competitive products and pricing; loss of significant contracts or customers; collection of receivables from customers; selling prices; business mix shift; timely development and market acceptance of new products, including sustainable or sustainably-sourced products; investment in development activities and new production facilities; integration of acquisitions and completion of potential dispositions; amounts of future dividends and share repurchases; customer and supplier concentrations; successful implementation of new manufacturing technologies and installation of manufacturing equipment; disruptions in information technology systems, including cyber-attacks or other intrusions to network security; successful installation of new or upgraded information technology systems; data security breaches; volatility of financial markets; impairment of capitalized assets, including goodwill and other intangibles; credit risks; our ability to obtain adequate financing arrangements and maintain access to capital; fluctuations in interest and tax rates; changes in tax laws and regulations, and uncertainties associated with interpretations of such laws and regulations; outcome of tax audits; fluctuations in pension, insurance, and employee benefit costs; the impact of legal and regulatory proceedings, including with respect to environmental, health and safety; changes in governmental laws and regulations; protection and infringement of intellectual property; changes in political conditions; the impact of epidemiological events on the economy and our customers and suppliers; acts of war, terrorism, and natural disasters; and other factors.

We believe that the most significant risk factors that could affect our financial performance in the near-term include: (1) the impacts of economic conditions on underlying demand for our products and foreign currency fluctuations; (2) competitors’ actions, including pricing, expansion in key markets, and product offerings; and (3) the degree to which higher costs can be offset with productivity measures and/or passed on to customers through selling price increases, without a significant loss of volume.

For a more detailed discussion of these and other factors, see “Risk Factors” and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in our 2014 Form 10-K, filed on February 25, 2015 with the Securities and Exchange Commission, and subsequent quarterly reports on Form 10-Q. The forward-looking statements included in this document are made only as of the date of this document, and we undertake no obligation to update these statements to reflect subsequent events or circumstances, other than as may be required by law.

For more information and to listen to a live broadcast or an audio replay of the quarterly conference call with analysts, visit the Avery Dennison website at www.investors.averydennison.com

Contacts:

Media Relations:

Rob Six (626) 304-2361

rob.six@averydennison.com

Investor Relations:

Cynthia S. Guenther (626) 304-2204

investorcom@averydennison.com

Third Quarter Financial Summary - Preliminary, unaudited
(in millions, except % and per share amounts)

	3Q	3Q	% Change vs. P/Y
	2015	2014	Reported	Organic (a)

Net sales, by segment:
Pressure-sensitive Materials	$1,083.7	$1,157.0	(6%)	5%
Retail Branding and Information Solutions	366.8	383.9	(4%)	4%
Vancive Medical Technologies	17.6	18.7	(6%)	3%
Total net sales	$1,468.1	$1,559.6	(6%)	5%

	As Reported (GAAP)					Adjusted Non-GAAP (b)

	3Q	3Q		% of Sales		3Q	3Q		% of Sales
	2015	2014 (c)	% Change	2015	2014 (c)	2015	2014 (d)	% Change	2015	2014
Operating income (loss) before interest and taxes, by segment:
Pressure-sensitive Materials	$130.5	$116.6		12.0%	10.1%	$131.6	$118.7		12.1%	10.3%
Retail Branding and Information Solutions	25.1	20.6		6.8%	5.4%	29.0	25.8		7.9%	6.7%
Vancive Medical Technologies	(1.2)	(2.9)		(6.8%)	(15.5%)	0.5	(2.8)		2.8%	(15.0%)
Corporate expense	(23.6)	(19.8)				(23.3)	(17.3)
Total operating income before interest and taxes / operating margins	$130.8	$114.5	14%	8.9%	7.3%	$137.8	$124.4	11%	9.4%	8.0%

Interest expense	$14.7	$15.4				$14.7	$15.4

Income from continuing operations before taxes	$116.1	$99.1	17%	7.9%	6.4%	$123.1	$109.0	13%	8.4%	7.0%

Provision for income taxes	$34.8	$38.2				$41.8	$36.0

Income from continuing operations	$81.3	$60.9	33%	5.5%	3.9%	$81.3	$73.0	11%	5.5%	4.7%

Income (loss) from discontinued operations, net of tax (e)	$0.4	($0.7)	n/m

Net income	$81.7	$60.2	36%	5.6%	3.9%

Net income (loss) per common share, assuming dilution:

Continuing operations	$0.87	$0.64	36%			$0.87	$0.77	13%

Discontinued operations	0.01	(0.01)	n/m

Total Company	$0.88	$0.63	40%

						2015	2014

3Q Free Cash Flow from Continuing Operations (f)						$85.2	$152.9
YTD Free Cash Flow from Continuing Operations (f)						$199.2	$82.1

(a)	Percentage change in sales excluding the estimated impact of currency translation, product line exits, acquisitions and divestitures, and, where applicable, the extra week in the prior fiscal year.
(b)	Excludes restructuring costs and other items (see accompanying schedules A-2 to A-4 for reconciliation to GAAP financial measures).
(c)

Certain prior period amounts have been revised to reflect the impact of adjustments made to certain of the Company’s benefit plan balances and to correct the timing of previously recorded out-of-period adjustments.

(d)	Non-GAAP amounts have not been revised for the adjustments referenced in note (c) above since the impact is not material.
(e)	“Income (loss) from discontinued operations, net of tax” relates to the 2013 sale of the Office and Consumer Products and Designed and Engineered Solutions businesses.
(f)

Free cash flow refers to cash flow from operations, less payments for property, plant and equipment, software and other deferred charges, plus proceeds from sales of property, plant and equipment, plus (minus) net proceeds from sales (purchases) of investments. Free cash flow excludes uses of cash that do not directly or immediately support the underlying business, such as discretionary debt reductions, dividends, share repurchases, and certain effects of acquisitions and divestitures (e.g., cash flow from discontinued operations, taxes, and transaction costs).

AVERY DENNISON CORPORATION

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In millions, except per share amounts)

	(UNAUDITED)

	Three Months Ended		Nine Months Ended

	Oct. 03, 2015	Sep. 27, 2014 (1)	Oct. 03, 2015 (1)	Sep. 27, 2014 (1)

Net sales	$1,468.1	$1,559.6	$4,512.1	$4,725.5

Cost of products sold	1,062.2	1,158.9	3,258.6	3,489.4

Gross profit	405.9	400.7	1,253.5	1,236.1

Marketing, general & administrative expense	268.1	278.4	841.8	873.1

Interest expense	14.7	15.4	45.3	46.4

Other expense, net (2)	7.0	7.8	49.0	53.6

Income from continuing operations before taxes	116.1	99.1	317.4	263.0

Provision for income taxes	34.8	38.2	99.5	85.5

Income from continuing operations	81.3	60.9	217.9	177.5

Income (loss) from discontinued operations, net of tax	0.4	(0.7)	(0.6)	(3.0)

Net income	$81.7	$60.2	$217.3	$174.5

Per share amounts:

Net income (loss) per common share, assuming dilution

Continuing operations	$0.87	$0.64	$2.35	$1.84

Discontinued operations	0.01	(0.01)	(0.01)	(0.03)

Net income per common share, assuming dilution	$0.88	$0.63	$2.34	$1.81

Weighted average number of common shares outstanding, assuming dilution	93.2	95.2	92.9	96.6

(1)

Certain prior period amounts have been revised to reflect the impact of adjustments made to certain of the Company’s benefit plan balances and to correct the timing of previously recorded out-of-period adjustments.

(2)

“Other expense, net” for the third quarter of 2015 includes severance and related costs of $4.7, asset impairment and lease cancellation charges of $1.9, loss on sale of product line of $.2, and legal settlement of $.2.

“Other expense, net” for the third quarter of 2014 includes severance and related costs of $5.1, asset impairment and lease cancellation charges of $1.6, and indefinite-lived intangible asset impairment charge of $3, partially offset by gain on sale of assets of $1.9.

“Other expense, net” 2015 YTD includes severance and related costs of $35, asset impairment and lease cancellation charges of $5.5, and loss on sale of product line and related exit costs of $10.5, partially offset by gain on sale of asset of $1.7 and legal settlements of $.3.

“Other expense, net” 2014 YTD includes severance and related costs of $48, asset impairment and lease cancellation charges of $4.5, indefinite-lived intangible asset impairment charge of $3, and loss from curtailment of pension obligation of $.6, partially offset by gains on sales of assets of $2.5.

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Reconciliation of Non-GAAP Financial Measures in Accordance with SEC Regulations G and S-K

We report financial results in conformity with accounting principles generally accepted in the United States of America, or GAAP, and also communicate with investors using certain non-GAAP financial measures.  These non-GAAP financial measures are not in accordance with, nor are they a substitute for or superior to, the comparable GAAP financial measures.  These non-GAAP financial measures are intended to supplement presentation of our financial results that are prepared in accordance with GAAP.  Based upon feedback from investors and financial analysts, we believe that supplemental non-GAAP financial measures provide information that is useful to the assessment of our performance and operating trends, as well as liquidity.

Our non-GAAP financial measures exclude the impact of certain events, activities, or strategic decisions.  The accounting effects of these events, activities or decisions, which are included in the GAAP financial measures, may make it difficult to assess our underlying performance in a single period.  By excluding the accounting effects, both positive and negative, of certain items (e.g., restructuring costs, asset impairments, legal settlements, certain effects of strategic transactions and related costs, losses from debt extinguishments, losses from curtailment and settlement of pension obligations, gains or losses on sales of certain assets, and other items), we believe that we are providing meaningful supplemental information to facilitate an understanding of our core operating results and liquidity measures.  These non-GAAP financial measures are used internally to evaluate trends in our underlying performance, as well as to facilitate comparison to the results of competitors for a single period. While some of the items we exclude from GAAP financial measures recur, they tend to be disparate in amount, frequency, or timing.

We use the following non-GAAP financial measures in the accompanying news release and presentation:

Organic sales change refers to the increase or decrease in sales excluding the estimated impact of currency translation, product line exits, acquisitions and divestitures, and, where applicable, the extra week in the prior fiscal year.

Adjusted operating margin refers to income from continuing operations before interest expense and taxes, excluding restructuring costs and other items, as a percentage of sales.

Adjusted tax rate refers to the anticipated full-year GAAP tax rate adjusted for certain events.

Adjusted income from continuing operations refers to reported income from continuing operations adjusted for tax-effected restructuring costs and other items.

Adjusted EPS refers to reported income from continuing operations per common share, assuming dilution, adjusted for tax-effected restructuring costs and other items.

Free cash flow refers to cash flow from operations, less payments for property, plant and equipment, software and other deferred charges, plus proceeds from sales of property, plant and equipment, plus (minus) net proceeds from sales (purchases) of investments. Free cash flow excludes uses of cash that do not directly or immediately support the underlying business, such as discretionary debt reductions, dividends, share repurchases, and certain effects of acquisitions and divestitures (e.g., cash flow from discontinued operations, taxes, and transaction costs).

The reconciliations set forth below and in the accompanying presentation are provided in accordance with Regulations G and S-K and reconcile our non-GAAP financial measures with the most directly comparable GAAP financial measures.

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A-3

AVERY DENNISON CORPORATION

PRELIMINARY RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In millions, except % and per share amounts)

	(UNAUDITED)

	Three Months Ended		Nine Months Ended

	Oct. 03, 2015	Sep. 27, 2014 (1)	Oct. 03, 2015 (1)	Sep. 27, 2014 (1)

Reconciliation of Operating Margins:

Net sales	$1,468.1	$1,559.6	$4,512.1	$4,725.5

Income from continuing operations before taxes	$116.1	$99.1	$317.4	$263.0

Income from continuing operations before taxes as a percentage of sales	7.9%	6.4%	7.0%	5.6%

Adjustment:

Interest expense	$14.7	$15.4	$45.3	$46.4

Operating income from continuing operations before interest expense and taxes	$130.8	$114.5	$362.7	$309.4

Operating Margins	8.9%	7.3%	8.0%	6.5%

As reported income from continuing operations before taxes	$116.1	$99.1	$317.4	$263.0

Adjustments (1)	N/A	2.1	(1.0)	3.1

Previously reported income from continuing operations before taxes	N/A	101.2	316.4	266.1

Adjustments:

Restructuring costs:

Severance and related costs	4.7	5.1	35.0	48.0

Asset impairment and lease cancellation charges	1.9	1.6	5.5	4.5

Other items(2)	0.4	1.1	8.5	1.1

Interest expense	14.7	15.4	45.3	46.4

Adjusted operating income from continuing operations before interest expense and taxes (non-GAAP)	$137.8	$124.4	$410.7	$366.1

Adjusted Operating Margins (non-GAAP)	9.4%	8.0%	9.1%	7.7%

Reconciliation of GAAP to Non-GAAP Income from Continuing Operations:

As reported income from continuing operations	$81.3	$60.9	$217.9	$177.5

Adjustments (1)	N/A	4.1	(0.6)	3.5

Previously reported income from continuing operations	N/A	65.0	217.3	181.0

Non-GAAP adjustments, net of tax:

Restructuring costs and other items(3)	-	8.0	23.9	33.2

Adjusted Non-GAAP Income from Continuing Operations	$81.3	$73.0	$241.2	$214.2

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(continued)

AVERY DENNISON CORPORATION

PRELIMINARY RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In millions, except % and per share amounts)

	(UNAUDITED)

	Three Months Ended		Nine Months Ended
	Oct. 03, 2015	Sep. 27, 2014 (1)	Oct. 03, 2015 (1)	Sep. 27, 2014 (1)

Reconciliation of GAAP to Non-GAAP Income per Common Share from Continuing Operations:

As reported income per common share from continuing operations, assuming dilution	$0.87	$0.64	$2.35	$1.84

Adjustments (1)	N/A	0.04	(0.01)	0.03

Previously reported income per common share from continuing operations, assuming dilution	N/A	0.68	2.34	1.87

Non-GAAP adjustments per common share, net of tax:

Restructuring costs and other items(3)	---	0.09	0.26	0.35

Adjusted Non-GAAP Income per Common Share from Continuing Operations, assuming dilution	$0.87	$0.77	$2.60	$2.22

Weighted average number of common shares outstanding, assuming dilution	93.2	95.2	92.9	96.6

(1)     Certain prior period amounts have been revised to reflect the impact of adjustments made to certain of the Company’s benefit plan balances and to correct the timing of previously recorded out-of-period adjustments.

(2)     Includes loss on sale of product line and related exit costs, indefinite-lived intangible asset impairment charge, loss from curtailment of pension obligation, gains on sales of assets, and legal settlements.

(3)             Reflects restructuring costs and other items, tax-effected at the adjusted tax rate.

	(UNAUDITED)

	Three Months Ended		Nine Months Ended
	Oct. 03, 2015	Sep. 27, 2014	Oct. 03, 2015	Sep. 27, 2014

Reconciliation of GAAP to Non-GAAP Free Cash Flow:

Net cash provided by operating activities	$119.4	$190.4	$290.3	$200.2

Purchases of property, plant and equipment	(33.2)	(33.3)	(89.6)	(100.8)

Purchases of software and other deferred charges	(5.0)	(7.6)	(9.0)	(22.0)

Proceeds from sales of property, plant and equipment	4.3	3.5	7.1	4.1

(Purchases) sales of investments, net	0.1	(0.1)	(0.2)	---

Plus (minus): divestiture-related payments and free cash outflow (inflow) from discontinued operations	(0.4)	---	0.6	0.6

Free Cash Flow - Continuing Operations	$85.2	$152.9	$199.2	$82.1

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AVERY DENNISON CORPORATION

PRELIMINARY SUPPLEMENTARY INFORMATION

(In millions, except %)

(UNAUDITED)

	Third Quarter Ended

	NET SALES		OPERATING INCOME			OPERATING MARGINS
	2015	2014	2015 (1)	2014 (2)		2015	2014

Pressure-sensitive Materials	$1,083.7	$1,157.0	$130.5	$116.6		12.0%	10.1%
Retail Branding and Information Solutions	366.8	383.9	25.1	20.6		6.8%	5.4%
Vancive Medical Technologies	17.6	18.7	(1.2)	(2.9)		(6.8%)	(15.5%)
Corporate Expense	N/A	N/A	(23.6)	(19.8	)(3)	N/A	N/A

TOTAL FROM CONTINUING OPERATIONS	$1,468.1	$1,559.6	$130.8	$114.5	(3)	8.9%	7.3%(3)

(1) Operating income for the third quarter of 2015 includes severance and related costs of $4.7, asset impairment and lease cancellation charges of $1.9, loss on sale of product line of $.2 and legal settlement of $.2. Of the total $7, the Pressure-sensitive Materials segment recorded $1.1, the Retail Branding and Information Solutions segment recorded $3.9, the Vancive Medical Technologies segment recorded $1.7, and Corporate recorded $.3.

(2) Operating income for the third quarter of 2014 includes severance and related costs of $5.1, asset impairment and lease cancellation charges of $1.6, and indefinite-lived intangible asset impairment charge of $3, partially offset by gain on sale of assets of $1.9. Of the total $7.8, the Pressure-sensitive Materials segment recorded $2.1, the Retail Branding and Information Solutions segment recorded $5.2, the Vancive Medical Technologies segment recorded $.1, and Corporate recorded $.4.

(3) Certain prior period amounts have been revised to reflect the impact of adjustments made to certain of the Company’s benefit plan balances and to correct the timing of previously recorded out-of-period adjustments.

RECONCILIATION OF GAAP TO NON-GAAP SUPPLEMENTARY INFORMATION

	Third Quarter Ended
	OPERATING INCOME		OPERATING MARGINS

	2015	2014	2015	2014
Pressure-sensitive Materials
Operating income and margins, as reported	$130.5	$116.6	12.0%	10.1%
Adjustments:
Restructuring costs:
Severance and related costs	1.1	2.1	0.1%	0.2%
Adjusted operating income and margins (non-GAAP)	$131.6	$118.7	12.1%	10.3%

Retail Branding and Information Solutions
Operating income and margins, as reported	$25.1	$20.6	6.8%	5.4%
Adjustments:
Restructuring costs:
Severance and related costs	3.5	2.5	0.9%	0.6%
Asset impairment and lease cancellation charges	0.2	1.6	0.1%	0.4%
Loss on sale of product line	0.2	---	0.1%	---
Indefinite-lived intangible asset impairment charge	---	3.0	---	0.8%
Gain on sale of asset	---	(1.9)	---	(0.5%)
Adjusted operating income and margins (non-GAAP)	$29.0	$25.8	7.9%	6.7%

Vancive Medical Technologies
Operating loss and margins, as reported	$(1.2)	$(2.9)	(6.8%)	(15.5%)
Adjustments:
Restructuring costs:
Severance and related costs	---	0.1	---	0.5%
Asset impairment charges	1.7	---	9.6%	---
Adjusted operating income (loss) and margins (non-GAAP)	$0.5	$(2.8)	2.8%	(15.0%)

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AVERY DENNISON CORPORATION

PRELIMINARY SUPPLEMENTARY INFORMATION

(In millions, except %)

(UNAUDITED)

	Nine Months Year-to-Date

	NET SALES		OPERATING INCOME				OPERATING MARGINS
	2015	2014	2015 (1)		2014 (2)		2015		2014

Pressure-sensitive Materials	$3,318.4	$3,481.4	$383.2		$315.1		11.5%		9.1%
Retail Branding and Information Solutions	1,138.7	1,186.0	54.3		65.5		4.8%		5.5%
Vancive Medical Technologies	55.0	58.1	(4.7)		(7.2)		(8.5%)		(12.4%)
Corporate Expense	N/A	N/A	(70.1	)(3)	(64.0	)(3)	N/A		N/A

TOTAL FROM CONTINUING OPERATIONS	$4,512.1	$4,725.5	$362.7	(3)	$309.4	(3)	8.0%	(3)	6.5%	(3)

(1) Operating income for 2015 includes severance and related costs of $35, asset impairment and lease cancellation charges of $5.5, and loss on sale of product line and related exit costs of $10.5, partially offset by gain on sale of asset of $1.7 and legal settlements of $.3. Of the total $49, the Pressure-sensitive Materials segment recorded $13.8, the Retail Branding and Information Solutions segment recorded $29.4, the Vancive Medical Technologies segment recorded $3.4, and Corporate recorded $2.4.

(2) Operating income for 2014 includes severance and related costs of $48, asset impairment and lease cancellation charges of $4.5, indefinite-lived intangible asset impairment charge of $3, and loss from curtailment of pension obligation of $.6, partially offset by gains on sales of assets of $2.5. Of the total $53.6, the Pressure-sensitive Materials segment recorded $36.3, the Retail Branding and Information Solutions segment recorded $16.8, the Vancive Medical Technologies segment recorded $.1, and Corporate recorded $.4.

(3) Certain prior period amounts have been revised to reflect the impact of adjustments made to certain of the Company’s benefit plan balances and to correct the timing of previously recorded out-of-period adjustments.

RECONCILIATION OF GAAP TO NON-GAAP SUPPLEMENTARY INFORMATION

	Nine Months Year-to-Date
	OPERATING INCOME		OPERATING MARGINS

	2015	2014	2015	2014

Pressure-sensitive Materials
Operating income and margins, as reported	$383.2	$315.1	11.5%	9.1%
Adjustments:
Restructuring costs:
Severance and related costs	12.4	34.9	0.4%	1.0%
Asset impairment charges	3.1	0.8	0.1%	---
Gain on sale of asset	(1.7)	---	---	---
Loss from curtailment of pension obligation	---	0.6	---	---
Adjusted operating income and margins (non-GAAP)	$397.0	$351.4	12.0%	10.1%

Retail Branding and Information Solutions
Operating income and margins, as reported	$54.3	$65.5	4.8%	5.5%
Adjustments:
Restructuring costs:
Severance and related costs	18.7	12.6	1.6%	1.1%
Asset impairment and lease cancellation charges	0.7	3.7	0.1%	0.3%
Loss on sale of product line and related exit costs	10.5	---	0.9%	---
Legal settlement	(0.5)	---	---	---
Indefinite-lived intangible asset impairment charge	---	3.0	---	0.2%
Gain on sales of assets	---	(2.5)	---	(0.2%)
Adjusted operating income and margins (non-GAAP)	$83.7	$82.3	7.4%	6.9%

Vancive Medical Technologies
Operating loss and margins, as reported	$(4.7)	$(7.2)	(8.5%)	(12.4%)
Adjustments:
Restructuring costs:
Severance and related costs	1.7	0.1	3.1%	0.2%
Asset impairment charges	1.7	---	3.0%	---
Adjusted operating loss and margins (non-GAAP)	$(1.3)	$(7.1)	(2.4%)	(12.2%)

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AVERY DENNISON CORPORATION

PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

	(UNAUDITED)

ASSETS	Oct. 03, 2015	Sep. 27, 2014 (1)

Current assets:
Cash and cash equivalents	$171.7	$195.6
Trade accounts receivable, net	999.0	1,087.6
Inventories, net	512.4	547.2
Assets held for sale	---	0.9
Other current assets	232.9	238.5

Total current assets	1,916.0	2,069.8

Property, plant and equipment, net	840.6	884.1
Goodwill	690.7	742.0
Other intangibles resulting from business acquisitions, net	50.7	73.9
Non-current deferred income taxes	312.4	247.6
Other assets	438.5	484.9

	$4,248.9	$4,502.3

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Short-term borrowings and current portion of long-term debt and capital leases	$85.1	$167.1
Accounts payable	840.4	867.0
Other current liabilities	544.0	598.8

Total current liabilities	1,469.5	1,632.9

Long-term debt and capital leases	968.5	945.1
Other long-term liabilities	755.6	633.8
Shareholders’ equity:
Common stock	124.1	124.1
Capital in excess of par value	825.5	818.6
Retained earnings	2,244.3	2,075.9
Treasury stock at cost	(1,483.5)	(1,378.5)
Accumulated other comprehensive loss	(655.1)	(349.6)

Total shareholders’ equity	1,055.3	1,290.5

	$4,248.9	$4,502.3

(1) Certain prior period amounts have been revised to reflect the impact of adjustments made to certain of the Company’s benefit plan balances and to correct the timing of previously recorded out-of-period adjustments.

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AVERY DENNISON CORPORATION

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	(UNAUDITED)

	Nine Months Ended

	Oct. 03, 2015 (1)	Sep. 27, 2014 (1)
Operating Activities:
Net income	$217.3	$174.5
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	95.3	99.0
Amortization	47.5	49.5
Provision for doubtful accounts and sales returns	36.6	32.7
Loss on sale of businesses	---	3.0
Indefinite-lived intangible asset impairment charge	---	3.0
Net losses from asset impairments and sales/disposals of assets	10.9	3.3
Stock-based compensation	18.4	22.1
Other non-cash expense and loss	38.9	32.1
Changes in assets and liabilities and other adjustments	(174.6)	(219.0)
Net cash provided by operating activities	290.3	200.2
Investing Activities:
Purchases of property, plant and equipment	(89.6)	(100.8)
Purchases of software and other deferred charges	(9.0)	(22.0)
Proceeds from sales of property, plant and equipment	7.1	4.1
Purchases of investments, net	(0.2)	---
Other	1.5	---
Net cash used in investing activities	(90.2)	(118.7)
Financing Activities:
Net (decrease) increase in borrowings (maturities of 90 days or less)	(109.8)	86.3
Payments of debt (maturities longer than 90 days)	(6.2)	(1.1)
Dividends paid	(99.6)	(93.4)
Share repurchases	(108.5)	(247.3)
Proceeds from exercises of stock options, net	78.4	22.6
Other	(1.2)	(2.4)
Net cash used in financing activities	(246.9)	(235.3)
Effect of foreign currency translation on cash balances	(8.5)	(2.2)
Decrease in cash and cash equivalents	(55.3)	(156.0)
Cash and cash equivalents, beginning of year	227.0	351.6
Cash and cash equivalents, end of period	$171.7	$195.6

(1) Certain prior period amounts have been revised to reflect the impact of adjustments made to certain of the Company’s benefit plan balances and to correct the timing of previously recorded out-of-period adjustments.

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